                                                                       Exhibit 4

                        ISSUANCE ORDER UNDER SECTION 2.01
                                       AND
                    OFFICER'S CERTIFICATE UNDER SECTION 15.04

                                 Date: 11/12/02

JPMorgan Chase Bank, as Trustee
450 West 33rd Street, 15th Floor
New York, NY 10001

Ladies and Gentlemen:

You are hereby directed to:


                   (i) authenticate on the Issue Date set forth below the enclosed Note(s), which has or have been duly executed by an officer of the Company, pursuant to Sections 2.05 and 2.06 of the Indenture between you and John Hancock Life Insurance Company (the "Company") dated June 15, 2002, as amended (the "Indenture");

                   or

                   (ii) authenticate and complete (based on the terms and conditions set forth below) on the Issue Date set forth below the Note or Notes of the Company to be issued pursuant to the Indenture, which Note or Notes has or have been duly executed by an officer of the Company pursuant to Sections 2.05 and 2.06 of the Indenture;

         You are instructed to hold the Note(s), as so authenticated and (if applicable) completed, in custody pursuant to the Medium-Term Note Certificates Agreement between you and The Depository Trust Company dated December 2, 1988 and cause the Note(s) to be registered in the name of Cede & Co. Your responsibilities with respect to such Note(s) are more fully set forth in the Indenture and the Administrative Procedures set forth in Exhibit A to the Company Order dated August 6, 2002 delivered to you by the Company. Defined terms used in this Issuance Order and not otherwise defined shall have the meanings set forth in the Indenture.

         The Note(s) issued pursuant to this Issuance Order is/are to be issued on the terms and conditions set forth below:

CUSIP                                            41013MCG3

Aggregate Principal Amount to be issued          $2,183,000.00
pursuant to this Issuance Order:

Issue Date:                                      11/15/02

Designation of Series:                           SignatureNotes

Limit on Aggregate Principal Amount:             None

Date on which Principal is Payable:              See attached Pricing Supplement

Interest Rate:                                   See attached Pricing Supplement

Date from which Interest Accrues:                11/15/02

Interest Payment Date Frequency and First        See attached Pricing Supplement
Payment Date:

Interest Payment Dates (if other than as         See Indenture section 4.01
provided in section 4.01 of indenture):

Regular Record Date for Interest Payments:       First day of the calendar month
                                                 in which Interest Payment Date
                                                 occurs and, for the final
                                                 Interest Payment Date, such
                                                 Interest Payment Date.

Additional Places for Principal or               None
Interest Payments:

Redemption at Company's Option:                  None

Tax Event Redemption:                            None

Mandatory Redemption or Purchase                 None

Survivor's Option:                               Yes

Survivor's Option Blackout Period:               One year

Annual Put Limit:                                See Prospectus

Individual Put Limit:                            See Prospectus

Denominations other than $1000 and $1,000        None
multiples:

Portion of Principal Amount Payable              100%
Upon Acceleration of Maturity  (if other than
100% of Principal Amount):

Depositaries for the Note(s):                    DTC

Global Note(s) Initially Issuable in             No
Temporary Form:

Conditions on Issuance of Notes in Definitive    N/A
Form to Beneficial Owners:

Limitations on Provisions for Defeasance or      See Prospectus
Covenant Defeasance of the Notes:

Additional Provisions subject to Covenant        See Prospectus
Defeasance:

Conditions to Issuance of Notes                  See Prospectus
in Definitive Form:

Issuance of Notes in Certificated Form:          No

Trustee(s), depositor(y)(ies), authenticating    Calculation Agent: JPMorgan
or paying agent(s), registrar(s) or other        Chase Bank
agents if different from Indenture:

Additional Amounts                               No

Redemption Notice Requirements                   N/A


Any other terms of the series not                None
described above:


         In connection with this Issuance Order the undersigned has read the Indenture, including the provisions of Section 2.06 and 2.01 and the definitions relating thereto, the applicable resolutions of the Board of Directors authorizing the issuance of the Notes and the attached Pricing Supplement. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment of the form and terms of a series or Tranche of Notes, as applicable to the Note(s) and to the authentication and delivery thereof under the Indenture have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

                                            Very truly yours,

                                            JOHN HANCOCK LIFE INSURANCE COMPANY

                                            By:  /s/ Ronald J. McHugh
                                                 ------------------------------
                                                 Ronald J. McHugh
                                                 Vice President

ACKNOWLEDGED:

                                            JPMORGAN CHASE BANK, as Trustee

                                            By: /s/ James D. Heaney
                                                -------------------------------
                                                Name:  James D. Heaney
                                                Title: Vice President

                                                      Registration No. 333-85488
                                                Filed Pursuant to Rule 424(b)(3)


                       John Hancock Life Insurance Company
                                SignatureNotessm
           With Maturities of Twelve Months or More from Date of Issue

--------------------------------------------------------------------------------
Pricing Supplement No:  14(a)                                                                         Trade Date:  November 12, 2002
(To Prospectus dated July 22, 2002 and Pricing Supplement No. 14 dated November 12, 2002)             Issue Date:  November 15, 2002

The date of this Pricing Supplement is November 14, 2002

INVESTING IN THESE FLOATING RATE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE
"RISK FACTORS" SECTION OF THIS PRICING SUPPLEMENT AND IN THE ACCOMPANYING
PROSPECTUS.

CUSIP or Common Code ......................   41013MCG3

Price to Public ...........................   100% of the principal amount

Proceeds to Issuer ........................   $2,165,536.00

Discounts and Commissions .................   0.800%

Reallowance ...............................   0.150%

Dealer ....................................   99.350%

Maturity Date .............................   November 15, 2006

Stated Annual Interest Rate ...............   Floating Rate Note

     Interest Reset Periods ...............   Quarterly,  commencing  on the 15th day of February,  May,  August and November
                                              (or, if such day is not a Business Day, the next following Business Day)

     Interest Reset Dates .................   The 15th day of February,  May,  August and  November  (or, if such day is not a
                                              Business Day, on the next following Business Day)

     Day Count Convention .................   Actual/365(Fixed)

     Interest Rate Basis ..................   Treasury Rate, as defined in this Pricing Supplement

     Index Maturity .......................   3 month

     Spread ...............................   + 0.55%

     Initial Interest Rate ................   1.77053%

     Maximum Interest Rate ................   6.00% per annum with respect to each Interest Reset Period

     Minimum Interest Rate ................   N/A

Interest Payment Frequency and Dates ......   Quarterly,  on the 15th day of February,  May,  August and November
                                              (or, if such day is not a Business Day, the next following Business Day)

First Interest Payment Date ...............   February 15, 2003

Survivor's Option                             Yes

Callable By Issuer                            No

If Callable by Issuer, dates and terms
of redemption (including
redemption price)                             N/A

Additional Amounts                            N/A

Original Issue Discount                       N/A

Other Material Terms (if any):
Calculation Agent                             JPMorgan Chase Bank

                                              All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent manifest error, will be conclusive for all purposes and binding on the Issuer and beneficial owners of the notes.

                                              All percentages resulting from any calculation on the notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) would be rounded to
                                              9.87655% (or .0987655). All dollar amounts used in or resulting from this calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

This Pricing Supplement supplements the Prospectus dated July 22, 2002 (the "Prospectus") relating to SignatureNotes issued by us, John Hancock Life Insurance Company. Capitalized terms which are not defined in this Pricing Supplement have the meanings given to them in the Prospectus.

                                  RISK FACTORS

Your investment in the notes will involve a number of risks. You should consider carefully the following risks, as well as the risks described in the accompanying Prospectus, before you decide that an investment in the notes is suitable for you. You should consult your own financial, tax and legal advisors regarding the risks and suitability of an investment in the notes in light of your particular circumstances.

Because the Notes Bear Interest at a Floating Rate, You May Receive a Lower Amount of Interest in the Future

Because the interest rate on the notes is indexed to the Treasury Rate, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lower amount of interest. We have no control over matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, interest rates have been volatile, and volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Because the Interest Rate on the Notes is Subject to a Maximum Interest Rate, Your Return Will be Limited

Because the notes are subject to a Maximum Interest Rate, as defined below, the rate of interest that will accrue on the notes during any Interest Reset Period, as defined below, will never exceed 6.00% per annum. Conversely, however, there is no Minimum Interest Rate applicable to the notes.

                            DESCRIPTION OF THE NOTES

The notes described in this Pricing Supplement are issued as a tranche of debt securities under the indenture dated as of June 15, 2002, as amended (the "Indenture"), between us and JPMorgan Chase Bank, as trustee, which Indenture is more fully described in the Prospectus. The Indenture is, and any notes issued under the Indenture will be, governed by and construed in accordance with the laws of the State of New York.

Interest on Floating Rate Notes

Interest Accrual and Payments. Interest will be payable in arrears on each Interest Payment Date and at maturity. The dates specified above under the heading "Interest Payment Frequency and Dates" are the dates on which interest will be payable. If any Interest Payment Date, other than an Interest Payment Date at maturity, would otherwise be a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding day that is a Business Day and interest shall continue to accrue until paid or made available for payment. If the maturity of the note falls on a day that is not a Business Day, we will make the required payment of principal and interest on the next succeeding Business Day; however, no additional interest on such payment will accrue for the period from and after the maturity date.

With respect to each $1,000 principal amount of notes, accrued interest is calculated by multiplying the principal amount by the applicable interest rate per annum, then multiplying that product by the actual number of days in the applicable Interest Reset Period and dividing by 365. Interest payments on each $1,000 principal amount of notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or made available for payment, or from and including the Issue Date if no interest has been paid or made available for payment, to but excluding the related Interest Payment Date or maturity date, as the case may be.

Interest Rates. Each $1,000 principal amount of notes will bear interest from the Issue Date at the applicable interest rates determined in accordance with the procedures described in this Pricing Supplement, until the principal of the note is paid or made available for payment. The interest rate in effect for the period from the Issue Date to but excluding the first Interest Payment Date will be the Initial Interest Rate. The interest rate will be reset on each Interest Reset Date, commencing with the first Interest Reset Date, which is February 15, 2003. The interest rate determined on an Interest Reset Date will be effective for the Interest Reset Period commencing on that day and ending on (and including) the day immediately preceding the next following Interest Payment Date.

As reset on each Interest Reset Date, the interest rate borne by each $1,000 principal amount of notes shall be determined by reference to the Interest Rate Basis specified in this Pricing Supplement, plus or minus the Spread specified in this Pricing Supplement, subject to the Maximum Interest Rate. For example, if for any Interest Reset Date the result of the Interest Rate Basis and the Spread exceeded the Maximum Interest Rate, the interest rate applicable to the notes for that Interest Reset Period would be the Maximum Interest Rate of 6.00% per annum. As used in this Pricing Supplement, the "Interest Rate Basis" means the Treasury Rate as defined below. As used in this Pricing Supplement, the "Spread" means 55 basis points (0.55%), which is to be added to the Interest Rate Basis.

Interest Reset Dates. The dates specified above under the heading "Interest Reset Dates" are the dates on which the interest rate will be reset, and each is referred to as an "Interest Reset Date". If any Interest Reset Date for the notes would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day. An "Interest Reset Period" shall be the period from and including the most recent Interest Payment Date to but excluding the immediately succeeding Interest Payment Date or maturity date, as the case may be.

Maximum and Minimum Interest Rates. The notes described in this Pricing Supplement have a Maximum Interest Rate of 6.00% per annum, but do not have a Minimum Interest Rate.

Calculation Agent. JPMorgan Chase Bank will be the calculation agent and will determine the applicable interest rate on each Interest Reset Date. Upon the request of the holder of the notes, the calculation agent will provide the interest rate then in effect (when available).

Treasury Rate.  "Treasury Rate" means:

         (1) the Bond Equivalent Yield of the rate reported for the second Business Day preceding the applicable Interest Reset Date for "Treasury bills (secondary market)" having the Index Maturity specified on the first page of this Pricing Supplement, as published in the Federal Reserve Statistical Release H.15 Daily Update (available at www.federalreserve.gov/releases/h15/update, or other recognized electronic source used for the purpose of displaying the applicable rates and yields), or

         (2) if H.15 Daily Update is not published on the Interest Reset Date or on any of the four (4) Business Days immediately following the Interest Reset Date, the Bond Equivalent Yield of the daily rate reported for the second Business Day preceding the applicable Interest Reset Date for "Treasury bills (secondary market)" having the Index Maturity specified on the first page of this Pricing Supplement, as published in the Federal Reserve Statistical Release H.15(519) on the Interest Reset Date (available at www.federalreserve.gov/releases/h15/current, or other recognized electronic source used for the purpose of displaying the applicable rates and yields), or if not published on such date then as published on a Business Day which is closest to, but not more than five (5) Business Days subsequent to, the Interest Reset Date, or

         (3) if the rate referred to in clause (2) is not published on the Interest Reset Date or on any of the five (5) Business Days immediately following the Interest Reset Date, the rate from the auction most recently preceding the Interest Reset Date of direct obligations of the United States having the Index Maturity specified on the first page of this Pricing Supplement, as reported under the caption "INVESTMENT RATE" on the display on Moneyline Telerate or any successor service on page 56 or any other page as may replace page 56 on that service or page 57 or any other page as may replace page 57 on that service, or

         (4) if the rate referred to in clause (3) is not published on the related Interest Reset Date or on any of the five (5) Business Days immediately following the Interest Reset Date, the rate calculated by the calculation agent, as of approximately 3:30 P.M., New York City time, on the fifth Business Day following that Interest Reset Date, as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates of three primary United States government securities dealers, which may include the calculation agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the first page of this Pricing Supplement, or

         (5) if the dealers selected by the calculation agent are not quoting as mentioned in clause (4), the Treasury Rate already in effect on the day preceding the Interest Reset Date.

"Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                              D x N
                 Bond Equivalent Yield = ---------------- x 100
                                            360-(D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 and "M" refers to the actual number of days in the applicable interest period.

"Moneyline Telerate page 56" or "Moneyline Telerate page 57" means the display on Moneyline Telerate page 56 or 57 or any successor service or page thereto for the purpose of displaying the rate for direct obligations of the United States.

"H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

                      UNITED STATES FEDERAL INCOME TAXATION

Under the OID Regulations (as defined in the Prospectus), the notes will be treated as providing for stated interest at a single qualified floating rate. As a result, the notes will constitute variable rate debt instruments, within the meaning of the OID Regulations. In general, under the OID Regulations, all stated interest on the notes will constitute qualified stated interest. In particular, the amount of qualified stated interest that accrues with respect to a note during any accrual period will be determined under the rules applicable to fixed rate debt instruments by assuming that the qualified floating rate (i.e., the Interest Rate Basis plus the Spread) is a fixed rate equal to the value of the qualified floating rate (i.e., the Interest Rate Basis plus the Spread) as of the Issue Date. The qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

Prospective investors should consult the summary describing the principal U.S. federal income tax consequences of the ownership and disposition of the notes contained in the section called "United States Federal Taxation" in the accompanying Prospectus.